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                                                                Exhibit No. 1.01

                             SELLING AGENT AGREEMENT

                                                           _______________, 2002

Quadriga Asset Management, Inc.
180 North LaSalle Street
Suite #2416
Chicago, Illinois 60601

Ladies and Gentlemen:

     Quadriga Superfund, L.P., a Delaware limited partnership issuing Series A and Series B units (the "Company"), whose general partner is Quadriga Capital Management, Inc. ("QCM"), hereby confirms its agreement with Quadriga Asset Management, Inc. ("QAM", "Agent" or "you"), as follows:

Introductory

     The Company is offering (the "Offering") for sale of its newly issued units of business trust (the "Units"). It is acknowledged that QCM may, in its sole discretion, regardless of any priorities or preferences, accept or reject subscriptions in whole or in part in the Offering and terminate the Offering at any time. Once made, subscriptions are irrevocable provided that a subscriber may revoke his subscription within 10 business days prior to the applicable Closing (defined below), whichever comes first, by the subscriber delivering written notice to QCM.

     The term "Initial Offering Period" is the period commencing on the date of the Prospectus and ending on April 30, 2003 (unless extended by QCM upon amendment of the Registration Statement (defined below)) or such earlier date as QCM has accepted subscriptions for at least $2,000,000 in either Series. During the Initial Offering Period, Agent will offer Units for sale at an "Initial Closing" at a price equal to $1,000 per Unit, which Initial Closing will not take place unless QCM has accepted subscriptions for at least 2,000 Units in any single Series. If the minimum number of Units is not sold during the Initial Offering Period, the Offering will terminate and all subscription amounts (together with any interest earned thereon) will be refunded to subscribers, as described in the Prospectus.

     Units which remain unsold following the Initial Closing will be offered for sale in a continuing offering (the "Continuing Offering") at monthly closings ("Monthly Closings;" the Initial Closing or any Monthly Closing, each a "Closing") to be held on the last day of each month at a price per Unit equal to 100% of the Net Asset Value, as defined in the Company's restated trust agreement (the "Trust Agreement"), as of the close of business on the date of such Monthly Closing.

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     The minimum initial subscription for an investor is $5,000. Once an investor has been admitted to the Company, there is no minimum for additional subscriptions, except that they must be in multiples of $1,000.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 containing a prospectus relating to the Offering for the registration of the Units under the Securities Act of 1933, as amended (the "1933 Act"). The Registration Statement, as amended and as declared effective by the Commission, is hereinafter referred to as the "Registration Statement." The prospectus on file with the Commission at the time the Registration Statement initially becomes effective is hereinafter called the "Prospectus," except that if the Company files a Prospectus pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") which differs from the Prospectus on file at the time the Registration Statement initially becomes effective, or if the Company files an amendment to the Registration Statement subsequent to the time it initially becomes effective and such amendment contains a Prospectus which differs from the Prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" refers to the Prospectus filed pursuant to Rule 424 or contained in such amendment to the Registration Statement from and after the time said Prospectus is filed with or transmitted to the Commission for filing.

     Any terms not expressly defined herein have the same definition and meaning as is set forth in the Prospectus.

SECTION 1. APPOINTMENT OF AGENT

     Subject to the terms and conditions herein set forth, the Company hereby appoints Quadriga Asset Management, Inc. as its exclusive marketing agent to consult with and advise the Company, and, on a "best efforts" basis, to assist the Company with the solicitations of subscriptions for Units in connection with the Company's offering of the Units in the Offering. Agent will offer and sell Units in compliance with the requirements set forth in the Registration Statement, the Prospectus, the Subscription Agreement and this Agreement.

     On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, Quadriga Asset Management, Inc. accepts such appointment and agrees to consult with and advise the Company as to matters relating to the Offering and agrees to use its best efforts to solicit subscriptions for Units in accordance with this Agreement; provided, however, that the Agent will not be responsible for obtaining subscriptions for any specific number of Units, will not be required to purchase any Units and will not be obligated to take any action which is


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inconsistent with any applicable law, regulation, decision or order or decree, directive, agreements or memorandum of or with any court, regulatory body, administrative agency, or other government body. Units will be offered by means of Subscription Agreements and Subscription Agreement for Existing Investors or Subscribers, substantially in the respective forms set forth as Exhibit C and D to the Prospectus (each a "Subscription Agreement").

     The parties agree that Units may be sold by the Agent or by other broker-dealers appointed by the Agent (each an "Additional Selling Agent"), provided that each such other broker-dealer executes a Selected Additional Selling Agent Agreement in the form attached hereto as Exhibit A. The Selling Agent and each Additional Selling Agent will notify the Company of the identity of the registered representative of the Agent or Additional Selling Agent, as the case may be, credited with the sale of each Unit (such registered representative being referred to as the "Responsible Broker" and such Unit being referred to as a "Credited Unit").

     The Selling Agent and each Additional Selling Agent will agree diligently to make inquiries of each prospective purchaser of Units concerning the suitability of such an investment for such person and to retain in its records and make available to the Company for a period of a least six years, information establishing that an investment in Units is suitable for each purchaser of Units solicited by them.

SECTION 2. COMPENSATION OF THE SELLING AGENT, ADDITIONAL SELLING AGENTS AND RESPONSIBLE BROKERS

     As compensation for the Agent's services under this Agreement or an Additional Selling Agent's services under an Additional Selling Agent Agreement, the Company will pay to the Agent or such Additional Selling Agent, as the case may be, an annual 4% selling commission payable at the rate of 1/12 of 4% per month of the month-end net asset value of the Company.

     To be eligible to receive such selling commission, the Responsible Broker must, at the date of payment, be a registered representative of a broker-dealer that is registered with the Commission and is a member of the National Association of Securities Dealers, Inc. (the "NASD") or be an associated person of a futures commission merchant registered with the Commodity Futures Trading Commission (the "CFTC") (such requirements being referred to as the "Eligibility Requirements").

     Once you or an Additional Selling Agent sell Units to a particular investor, you or such Additional Selling Agent will be entitled to a selling commission on any Units subsequently purchased by that investor, and such units will be deemed Credited Units of the Responsible Broker, for which he will


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be entitled to a selling commission so long as he satisfies the Eligibility
Requirements.

     The appointment of the Agent hereunder will terminate upon completion or termination of the Offering.

SECTION 3. CLOSING DATES, RELEASE OF FUNDS

     (a) The Initial Closing, if any, for the acceptance of subscriptions for Units of Currency is currently scheduled to be held on or before December 31, 2002. Monthly Closings in the Continuing Offering for Units will be held as of the last day of each month.

     (b) Subject to its right to reject any subscription in its sole discretion in whole or in part at any time prior to acceptance, the QCM, on behalf of the Company, will accept subscriptions for Units properly made and cause proper entry to be made in the Unit register to be maintained by the QCM. No certificate evidencing Units will be issued to any subscriber; rather, Agent will deliver confirmations in its customary form to subscribers whose subscriptions have been accepted by the QCM at each Closing.

     (c) At each Closing, the delivery, receipt, and acceptance of subscriptions for Units will be subject to the terms and conditions set forth in this Agreement, including payment of the full subscription price for Units and delivery of a properly completed Subscription Agreement by each subscriber.

     (d) Upon the satisfaction of such terms and conditions, the aggregate subscription price for Units will be paid and delivered to the Company at each Closing.

SECTION 4. REPRESENTATIONS AND WARRANTIES

     The Company and QCM represent and warrant to the Agent as follows:

     (a) The Company intends to file the Registration Statement with the Commission or before March 1, 2002. The Company also intends to file copies of the Registration Statement with (i) the CFTC under the Commodity Exchange Act (the "CEA") and the rules and regulations promulgated thereunder by the CFTC (the "CFTC Rules"); (ii) NASD Regulation, Inc. ("NASD-R") pursuant to its Conduct Rules; and (iii) the National Futures Association (the "NFA") in accordance with NFA Compliance Rule 2-13. At the time the Registration Statement becomes effective and at all times thereafter, including the Initial Closing and each Monthly Closing, the Registration Statement shall comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the CEA, the CFTC Rules, and the rules of NASD-R and NFA. The


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Registration Statement and the Prospectus contain all statements and information required to be included therein by the CEA and the CFTC Rules. The Registration Statement, the Prospectus, and any Sales Information (as such terms are defined previously herein or in Section 7 hereof) authorized by the Company for use in connection with the Offering does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if applicable, at such later time as any Prospectus was filed with or mailed to the Commission for filing, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that the representations and warranties in this Section 4(a) will not apply to statements in or omissions from such Registration Statement, Prospectus or any Sales Information made in reliance upon and in conformity with information furnished to the Company by the Agent expressly regarding the Agent for use in the Prospectus or Sales Information, which information includes the disclosure included in the Prospectus under the caption "THE SELLING AGENTS." The Sales Information will comply with the 1933 Act, the 1973 Act Regulations, the CEA, the CFTC Rules and the Rules of NASD-R and the NFA.

     (b) The Trust Agreement provides for the subscription for and sale of the Units; all action required to be taken by QCM and the Company as a condition to the sale of the Units to qualified subscribers therefor has been, or prior to each Closing will have been, taken; and, upon payment of the consideration therefor specified in each accepted Subscription Agreement, the Units will constitute valid interests in the Company for which Units were subscribed.

     (c) The Company has been duly formed and is validly existing as a business trust in good standing under the laws of the State of Delaware with full power and authority to conduct its business as described in the Prospectus, and has been duly qualified to do business under the laws of, and is in good standing as such in, every jurisdiction where the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Company (a "Material Adverse Effect").

     (d) QCM is a corporation duly organized, validly existing, and in good standing under the laws of Grenada, and is qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect QCM's ability to perform its obligations hereunder or under the Trust Agreement or as described in the Prospectus.


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     (e) Each of the Company and QCM has full power and authority, as applicable, under applicable law, to conduct its business and perform its respective obligations, as applicable, under this Agreement and all other agreements referred to in the Prospectus or the Registration Statement to which the Company or QCM is a party.

     (f) QCM will have a net worth at each Closing sufficient in amount and satisfactory in form to meet the net worth requirements set forth in the Prospectus.

     (g) The Company does not own, directly or indirectly, other than in the ordinary course of its business, equity securities or any equity interest in any business enterprises.

     (h) KPMG LLP, the firm which have issued its reports on certain financial statements included in the Registration Statement and the Prospectus, are independent certified public accountants within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants and are independent accountants as required by the 1933 Act and the 1933 Act Regulations.

     (i) This Agreement, and all other agreements referred to in the Prospectus or the Registration Statement to which the Company or QCM is a party have each been duly and validly authorized, executed and delivered by QCM on behalf of the Company and QCM, as applicable, and each constitutes a valid and binding agreement of the Company and QCM, as applicable, enforceable against the Company and QCM, as applicable, in accordance with its terms except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and by general equitable principles and except as rights to indemnity hereunder may be limited by applicable securities laws. The Company has full power and lawful authority to issue and sell the Units to be sold by it hereunder on the terms and conditions set forth herein, all necessary corporate proceedings therefor have been duly and validly taken, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Units, except such as may be required under the 1933 Act or state securities laws.

     (j) The Units have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable. The Units are not subject to preemptive rights of any security holder of the Company.


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     (k) The consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement, and all other agreements referred to in the Prospectus or the Registration Statement to which the Company or QCM is a party, to be performed by the Company and QCM, as applicable, will not conflict in any material respect with or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or QCM pursuant to the terms of any indenture, mortgage, deed of Company, agreement for money borrowed or any other material agreement or instrument to which the Company or QCM is a party, or by which the Company or QCM may be bound, or to which any of the property or assets of the Company or QCM are subject, nor will such action result in any violation of the provisions of the charter or the bylaws, certificate of limited Company or Company agreement, as applicable, of the Company or QCM, or any statute or any order, rule or regulation applicable to the Company or QCM of any court or any regulatory authority or other governmental body having jurisdiction over the Company or QCM, assuming satisfaction by the Agent of the terms of this Agreement and full compliance by the Agent and any other broker-dealers and their associated persons with all applicable statutes, orders, rules, or regulations in connection with the Offering.

     (l) The financial statements of the Company and QCM, together with the related notes thereto, set forth in the Registration Statement and the Prospectus, fairly present the financial position and results of operations of the Company and QCM on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Such statements and related notes are accurate, complete and correct, comply as to form in all material respects with all applicable accounting requirements, including the 1933 Act Regulations, have been prepared in accordance with generally accepted accounting principles ("GAAP"), which were consistently applied throughout the periods involved, except as otherwise disclosed therein. Since the date of the statements of financial condition included in the Registration Statement, except as contemplated in the Prospectus, no events have occurred that have had a Material Adverse Effect. The summaries of such financial statements and other financial, statistical and pro forma information and related notes set forth in the Registration Statement and the Prospectus are
(i) accurate and correct and fairly present the information purported to be shown thereby at the dates and for the periods indicated on a basis consistent with the audited financial statements of the Company and QCM and (ii) in compliance in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (m) Except as disclosed in the Registration Statement and Prospectus, there is not now pending or, to the knowledge of QCM, threatened, any action, suit or proceeding, before or by any court, governmental agency or body or


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self-regulatory organization to which QCM, any "principals" of QCM, as defined in CFTC Rule 4.10(e) ("QCM Principals") or the Company is a party, which might result in a Material Adverse Effect, nor is QCM aware of any facts which would form the basis for the assertion of any material claim or liability that are not disclosed in the Registration Statement and Prospectus, and neither QCM nor any QCM Principal has received any notice of an investigation by the Commission, the CFTC, NASD-R or the NFA regarding noncompliance by QCM, the QCM Principals or the Company with the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), any other federal securities laws, rules or regulations, the CEA, the CFTC Rules, or the rules of NASD-R or the NFA, which action, suit, proceeding, or investigation resulted or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of QCM or of the Company, or which could be material to an investor's decision to invest in any of the Company.

     (n) QCM and each "principal" of QCM, as defined in CFTC Rule 3.1(a), have all federal, state, and foreign governmental, regulatory, self-regulatory, and exchange approvals, licenses, registrations, and memberships, and have effected all filings with federal, state, and foreign governmental regulators, self-regulatory organizations, and exchanges required to conduct their business and to act as described in the Registration Statement and the Prospectus, or required to perform their obligations under this Agreement and all other agreements referred to in the Prospectus or the Registration Statement to which the Company or QCM is a party. QCM is registered as a commodity pool operator under the CEA and is a member in good standing of the NFA. QCM's principals identified in the Prospectus are all of QCM's Principals.

     (o) To the extent required under CFTC Rules and applicable CFTC staff no-action letters, the actual performance of all pools "operated" within the meaning of the CEA by QCM and of QCM's Principals is disclosed in the Prospectus.

     (p) The Company and QCM have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid, or are contesting in good faith, all taxes shown as due thereon; and QCM has no knowledge of any tax deficiency which has been or might be asserted against the Company or QCM, which would result in a Material Adverse Effect.

     (q) All contracts and other documents of the Company or QCM which are, under the 1933 Act Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

     (r) The conduct of the businesses of the Company and QCM is in compliance in all respects with applicable federal, state, local and foreign laws


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and regulations, except where the failure to be in compliance would not have a
Material Adverse Effect. The Company and QCM are in possession of all necessary licenses, permits, consents, certificates, orders, and other governmental authorizations currently required for the conduct of their respective businesses, except where failure to obtain such licenses, permits, consents, certificates, orders or other governmental authorizations would not have a Material Adverse Effect, and all such licenses, permits, consents, certificates, orders and other governmental authorizations are in full force and effect and neither the Company nor QCM has received any notice of proceedings related to the revocation or modification thereof, and the Company and QCM are in all material respects complying therewith; the expiration of any such licenses, permits, consents, certificates, orders and other governmental authorizations would not materially affect their operations; and none of the activities or businesses of the Company or QCM is in violation of, or causes the Company or QCM to violate, any material law, rule, regulation or order of the United States, any state, county or locality, or any agency or body of the United States or of any state, county or locality.

     (s) Neither the Company nor QCM is in violation, breach or default of or under its charter or bylaws, certificate of limited Company or limited Company agreement, as applicable, or any material bond, debenture, note or other evidence of indebtedness or any material contract, agency agreement, indenture, mortgage, loan agreement, lease, joint venture or other material agreement or instrument to which the Company or QCM is a party or by which it or any of its properties may be bound, or is in material violation of any federal, foreign, state or local law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, which violation would have a Material Adverse Effect.

     (t) The Company and QCM will make and keep accurate books and records reflecting their respective assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and QCM; (iii) access to the assets of the Company and QCM is permitted only in accordance with management's authorization; and (iv) the reported accountability of the assets of the Company and QCM is compared with existing assets at reasonable intervals.

     (u) The Company knows of no outstanding claims for finder's, origination or underwriting fees with respect to the sale of the Units except as contemplated herein.

     (v) All material transactions between the Company or QCM and the officers, directors, partners or shareholders who beneficially own more than 5% of any class of the Company's voting securities required to be disclosed under


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the rules of the Commission, have been accurately disclosed in the Registration
Statement and the Prospectus, and, except as noted therein, the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties.

     (w) The Company will not take, directly or indirectly, any action (and does not know of any action taken by its directors, officers, shareholders or others) designed to or which has constituted or which might reasonably be expected to cause or result in, under the 1934 Act, stabilization or manipulation of the price of any security of the Company to facilitate, the sale or resale of the Units.

     Any certificate signed by an officer of QCM and delivered to the Agent or its counsel that refers to this Agreement will be deemed to be a representation and warranty by QCM to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

SECTION 5. COVENANTS OF THE COMPANY

     The Company and QCM hereby covenant with the Agent as follows:

     (a) The Company will not, at any time before or after the Registration Statement, including any supplement filed pursuant to Rule 424 under the 1933 Act, is declared effective by the Commission file any amendment to such Registration Statement without so notifying the Agent and without providing the Agent a reasonable opportunity to review such amendment.

     (b) The Company will immediately upon receipt of any information concerning the events listed below notify the Agent and promptly confirm the notice in writing:

          (i) of the receipt of any comments from the Commission, or any other governmental entity having authority with respect to the transactions contemplated by this Agreement;

          (ii) any requests by the Commission or any other governmental entity having authority for any amendment or supplement to the Registration Statement or for additional information;

          (iii) of the issuance by the Commission or any other governmental entity having authority of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus;

          (iv) the issuance by the Commission or any state authority having jurisdiction of any stop order suspending the effectiveness of the Registration


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Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or

          (v) of the occurrence of any event mentioned in paragraph (g) below.

     The Company will make every reasonable effort to prevent the issuance by the Commission or any state authority having jurisdiction of any such order and, if any such order at any time is issued, to obtain the lifting thereof at the earliest possible time.

     (c) The Company will give the Agent notice of its intention to file, and reasonable time to review prior to filing, any amendment or supplement to the Registration Statement or the Prospectus.

     (d) The Company has delivered or will deliver to the Agent and to its counsel two complete conformed copies (including all exhibits) of the Registration Statement, as originally filed and each amendment thereto.

     (e) The Company will furnish to the Agent, without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) for any lawful manner in connection with the sale of the Units by the Agent.

     (f) The Company will comply in all material respects with the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission promulgated under the 1934 Act (the "1934 Act Regulations"), and all other applicable laws (including state Blue Sky laws) to be complied with prior to, at, and subsequent to each Closing. During the periods prior to each Closing and when the Prospectus is required to be delivered, the Company will comply in all material respects, at its own expense, with all requirements imposed upon it by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, in each case as from time to time in force, in accordance with the provisions hereof and the Prospectus.

     (g) If, at any time during the period when the Prospectus relating to the Units is required to be delivered (including the period after the Initial Closing and prior to each Monthly Closing), any event relating to or affecting the Company occurs, as a result of which it is necessary or appropriate, in the reasonable good faith opinion of the Agent's counsel, to amend or supplement


                                       11
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the Registration Statement or Prospectus in order to make the Registration
Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Company will, at its expense, forthwith prepare, file with the Commission and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

     (h) If required, the Company will take all necessary actions, in cooperation with you, to qualify or register the Units for offering and sale by the Company under the applicable securities or Blue Sky laws of each jurisdiction as you may reasonably designate, provided, however, that the Company will not be obligated to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Units has been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdictions.

     (i) During the period which the Units are registered under the 1934 Act or for the three years from the final Closing, whichever period is greater, the Company will furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated statement of financial condition and consolidated statements of income or operations, changes in shareholders' equity and cash flows of the Company and QCM as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act).

     (j) The Company will use the net proceeds from the sale of the Units in the manner set forth in the Prospectus under the caption "Use of Proceeds."

     (k) Other than as permitted by the 1933 Act, the 1933 Act Regulations and the laws of any state in which the Units are qualified for sale, the Company will not distribute any Prospectus, offering circular or other offering material in connection with the offer and sale of Units.

     (l) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of


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Rule 158 of the regulations promulgated under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

     (m) The Company will file, if required, with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the 1933 Act.

     (n) The Company will register the Units under Section 12(g) of the 1934 Act prior to execution of the Public Offering Acknowledgment and will not deregister the Units for a period of at least three years thereafter, unless such registration is no longer required.

     (o) The Company will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the "Interpretation With Respect to Free Riding and Withholding" of NASD-R.

     (p) Prior to each Closing, the Company will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, without limitation, all decisions, directives and orders of the NFA, the CFTC and NASD-R.

     (q) The Company will not, prior to each Closing, incur any liability or obligation, direct or contingent, or enter into any material transactions, other than in the ordinary course of business, except as contemplated by the Prospectus.

     (r) The representations and warranties made in this Agreement will be true and correct as of the date hereof and as of each Closing.

SECTION 6. PAYMENT OF EXPENSES

     The Company agrees to pay or cause to be paid and reimburse the party making payment for all expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, thc following: (i) the fees and disbursements of the Company's counsel, accountants and other advisors; (ii) the qualification of the Units under all applicable securities or Blue Sky laws, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky memorandum; (iii) the printing and delivery to the Agent in such quantities as the Agent reasonably request of copies of the Registration Statement and the Prospectus, as amended or supplemented and all other documents in connection with this Agreement; (iv) filing fees incurred in connection with the review of the Offering by the Commission, CFTC and by NASD-R.

SECTION 7. INDEMNIFICATION

     (a) The Company agrees to indemnify and hold harmless the Agent and any Additional Selling Agent, its respective officers, directors, agents, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that any indemnified party may suffer or to which any indemnified party may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse any indemnified party upon written demand for any expenses (including fees and disbursements of counsel) incurred by such indemnified party in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (a) the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), (b) any application or other instrument or document of the Company or based upon written information supplied by the Company or their representatives filed in any state or jurisdiction to register or qualify any or all of the Units under the securities laws thereof (collectively, the "Blue Sky Application"), or (c) any application or other document, advertisement, oral statement, or communication ("Sales Information") prepared, made or executed by or, with its consent, on behalf of the Company, or based upon written or oral information furnished by, or with its consent, on behalf of the Company, in connection with or in contemplation of the transactions contemplated by this Agreement; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statements or alleged untrue statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), Prospectus or Sales Information made in reliance upon and in conformity with information furnished to the Company by the Agent regarding QAM expressly for use in the Prospectus, which information consists of the disclosure included in the Prospectus contained in the first paragraph under the caption "TERMS OF THE OFFERING - General."

     (b) The Agent agrees to indemnify and hold harmless the Company, its directors, officers, agents, servants and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that the Company or any of them may suffer or to which the Company or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by the Company or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), the Sales Information, or arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that your obligations under this Section 7(b) will exist only if, and only to the extent, that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) or the Sales Information in reliance upon and in conformity with information furnished to the Company by the Agent regarding Atrium Securities expressly for use in the Prospectus, which information consists of the disclosure included in the Prospectus contained in the first paragraph under the caption "TERMS OF THE OFFERING - General."

     (c) Each indemnified party must give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder. No indemnification will be available to any party who fails to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but otherwise the omission so to notify the indemnifying party will not relieve it from any liability that it may have to an indemnified party under this Section 7. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, and such indemnified parties will not be liable for any fees and expenses of such counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In any action, proceeding or claim, the indemnified party will have the right to retain its own counsel, but the fees and disbursements of such counsel will be at its own expense unless (i) the parties to any such action, proceeding or claim include both the indemnifying party and the indemnified party and (ii) representation of both parties by the same counsel reasonably would be deemed inappropriate due to actual or potential conflicting interests between them. In no event will the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (other than any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 8. CONTRIBUTION

     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Agent, the Company or the Agent will contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company or the Agent from persons other than the other party thereto, who may also be liable for contribution) to the party entitled to indemnification in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 1 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Units in the Offering and the Company will be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damage or liabilities (or actions, proceedings or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other will be deemed to be in the same proportion as the total gross proceeds from the Offering (before deducting expenses) received by the Company bears to the total fees (not including expenses) received by the Agent. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or other omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof referred to above in this Section 8 will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent will not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid to the Agent under the Agreement. It is understood that the above-stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) will be entitled to contribution from any person who was not also found guilty of such fraudulent misrepresentation. The obligations of the Company and the Agent under this Section 8 and under Section 7 hereof will be in addition to any liability which the Company and the Agent may otherwise have. For purposes of this Section 8, each of the Agent's officers and directors and each person, if any, who controls the Agent within the meaning of the 1933 Act and the 1934 Act will have the same rights to contribution as each officer and director of the Company and each person, if any, who controls the Company within the meaning of the 1933 Act and the 1934 Act, and each officer and director of the Agent or the Company, will have the same rights to contribution as the Agent or the Company, respectively. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 8, will notify such party from whom contribution may be sought. No person will be entitled to contribution hereunder who fails to give notice as provided in this Section 8 if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but otherwise the omission so to notify the party from whom contribution is sought will not relieve it from any liability that it may have to a party seeking contribution under this Section 8.

SECTION 9. TERMINATION

     (a) In the event the Company elects not to accept any subscriptions for Units in the Offering, this Agreement will terminate upon refund by the Company to each person who has ordered any of the Units the full amount which it may have received from such persons and no party to this Agreement will have any obligation to the other hereunder, except for the Company's obligations under Sections 1, 6, 7 and 8 hereof.

     (b) In the event that at least 1,000 Units are not sold by the end of the Initial Offering Period, this Agreement will terminate and any such termination will be without liability of any party to any other party except as otherwise provided in Sections 1, 6, 7 and 8 hereof.

SECTION 10. SURVIVAL

     The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement, will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of its officers or directors or any person controlling the Agent, or the Company or any officer, director or person controlling the Company, and will survive termination of the Agreement and the receipt or delivery of any payment for the Units.

SECTION 11. MISCELLANEOUS

     Notices hereunder, except as otherwise provided herein, must be given in writing or by telegraph, addressed (a) to the Agent at 180 North LaSalle Street, Suite #2416, Chicago, Illinois 60601 (Attention: President) with a copy and (b) to the Company at Le Marquis Complex, Unit 5, P.O. Box 1479, Grand Anse, St. George's, Grenada, West Indies (Attention: President), with a copy (which will not constitute notice) to Henderson & Lyman, 175 West Jackson Blvd., Suite 240, Chicago, Illinois 60604 (Attention: Douglas E. Arend, Esq.).

     This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 7 hereof and no other person will have any right or obligations hereunder. The term "successor" does not include any purchaser of any of the Units.

     This Agreement will be governed by and construed in accordance with the laws of the State of Illinois.

     This Agreement may be signed in various counterparts which together will constitute one agreement.

     If the foregoing correctly sets forth the arrangement among the Company and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance will constitute a binding agreement.

                                  Very truly yours,

                                  QUADRIGA SUPERFUND

                                  By: Quadriga Capital Management, Inc.,
                                      its Managing Owner

                                  By:
                                     -------------------------------------
                                      Christian Baha
                                      Chairman

Accepted as of the date first above written.

QUADRIGA ASSET MANAGEMENT, INC.


By:
   ------------------------------------
   George Fountas, President


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